CUSIP No.  301907  30  9                                     Page 8 of  Page 9
                                                              Exhibit 2





                                                           July 9, 1998

Eye Technology, Inc.
16 South Market Street
Petersburg, Virginia  23803

Prometheus Pacific Growth Fund, LDC
c/o Fiduciary Trust (Cayman) Limited
P.O. Box 1062
One Capital Place
Third Floor
George town
Grand Cayman, British West Indies

Gentlemen:

                  This is to advise you that I am contributing to the capital of Eye Technology, Inc. without consideration, effective with the effectiveness of the Agreement defined in the next paragraph, such number of shares of Series B Preferred Stock of Eye Technology, Inc. as are convertible into 3,750,000 shares of Common Stock of Eye Technology, Inc.

                  To induce each of you to enter into an Agreement of event date herewith (the "Agreement") which will benefit the undersigned as a principal shareholder of Eye Technology, Inc. ("Eye"), the undersigned agrees that:

                  1. Should Eye not receive a minimum of US$2,500,000 additional equity financing by August 31, 1998, I shall purchase for an aggregate price of US$1,000,000 not more than an additional 1,000,000 shares of Eye's common stock on September 1, 1998, whether issuable on that date or issuable subject to the approval referred to in Section 7.3 of the Agreement.

                  2. I shall vote my shares in favor of the approval specified in Section 7.3 of the Agreement and shall use my good faith bet efforts to obtain such approval as soon as feasible.

                  3. I shall deliver to Prometheus within 5 business days an executed pledge agreement in favor of Prometheus and certificates (with stock powers) representing 5,000 shares of Company Class B preferred stock.

                  4. I hereby authorize and appoint Samuel P. Sears Jr. as my attorney and agent to execute and deliver, on my behalf and in my name, such amendments and modifications to this agreement as he may deem advisable, as evidenced by his signature thereto.

                                                     Sincerely,


                                                     /s/ Jonnie R. Williams
                                                     -----------------------
                                                     Jonnie R. Williams